UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2010   (November 10, 2010)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (832) 308-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2010, Cardtronics, Inc. (the "Company") issued a press release announcing a number of changes to its Board of Directors (the "Board"), including the resignation of Fred R. Lummis from the Company's Board, including his position as Chairman of the Board, effective November 10, 2010. In connection with Mr. Lummis' resignation, the Board members elected Dennis F. Lynch as the Board's new chairman. In addition to his role as chairman, Mr. Lynch, who has served as a member of the Company's Board since January 2008, will continue to serve as a member of the Board's Audit Committee and Chairman of the Company's Compensation Committee.

The Company also announced the appointment of Mr. Mark Rossi as a new independent director to the Board effective December 1, 2010. Effective with his election, the Board also appointed Mr. Rossi to the Company's Compensation Committee. There are no transactions in which Mr. Rossi has an interest requiring disclosure under Item 404(a) of Regulation S-K. In addition, there is no arrangement or understanding between Mr. Rossi and any other persons or entities pursuant to which Mr. Rossi was appointed as a director.

In consideration of the above activities, upon the recommendation of the Nominating & Governance Committee, the Board confirmed the following committee assignments effective December 1, 2010, with such assignments to continue into 2011:

Audit Committee:
Robert P. Barone, Chairman
Tim Arnoult
G. Patrick Phillips
Dennis Lynch

Compensation Committee:
Dennis Lynch, Chairman
Mark Rossi
Mike Wilson
G. Patrick Phillips
Jorge Diaz

Nominating & Governance Committee:
Tim Arnoult, Chairman
Mike Wilson
Bob Barone
Jorge Diaz

A copy of the press release dated November 10, 2010 announcing the foregoing changes to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated November 10, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
November 10, 2010 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer